UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          September 29, 2020

_______________________________

Network-1 Technologies, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-15288	11-3027591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

445 Park Avenue, Suite 912, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

(212) 829-5770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NTIP	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 29, 2020, ILiAD Biotechnologies, LLC (“ILiAD”) presented positive topline Phase 2b trial results of its lead pertussis (whooping cough) vaccine candidate BPZE1 at the virtual World Vaccine Congress. BPZE1, a live attenuated pertussis vaccine, met both primary endpoints of overall safety and induction of mucosal immunity. Specifically, a single vaccination with BPZE1 prevented 90% of colonization by revaccination/challenge 3 months later (only 10% colonization observed). BPZE1 was differentiated in its ability to demonstrate induction of broad mucosal immunity against whole cell extract (WCE) and pertussis-specific protein antibodies. In addition, BPZE1 induced both IgG and IgA systemic immunity using WCE and pertussis specific protein assays, with durability of response measured to end of study (9 months). In December 2018 – August 2019, Network-1 Technologies, Inc. made an aggregate investment of $5,000,000 in ILiAD and currently owns approximately 9.5% of the outstanding equity of ILiAD (on a non-fully diluted basis).

For more information on ILiAD’s Phase 2b results see

https://www.globenewswire.com/news-release/2020/09/29/2100980/0/en/ILiAD-Biotechnologies-Reports-Positive-Topline-Results-from-Phase-2b-Trial-for-Pertussis-Vaccine-Candidate-BPZE1.html

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated: September 30, 2020	By:	/s/ Corey M. Horowitz
	Name: Title:	Corey M. Horowitz Chairman & Chief Executive Officer